Exhibit 99.1
                                   SUGEN, INC.

                             1992 STOCK OPTION PLAN

                            Adopted February 28, 1992
                       Amended effective as of February 5,
              1993 Amended by the Board of Directors on January 7,
                 1994 and April 12, 1994 Amended by the Board of
                 Directors on February 24, 1995 and May 1, 1995
                    Approved by Stockholders on June 6, 1995
             Amended by the Board of Directors on December 19, 1995
                  Approved by the Stockholders on May 23, 1996
             Amended by the Board of Directors on December 10, 1996
                  Approved by the Stockholders on May 21, 1997.


1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections+424(e) and (f) respectively, of the Code.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means a Committee appointed by the Board in accordance with subsection+3(c) of the Plan.

         (e) "Company" means SUGEN, Inc., a Delaware corporation.

         (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i)+any leave of absence approved by the Board,

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including sick leave,  military leave,  or any other personal  leave;  provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or
(ii)+transfers between locations of the Company or between the Company, Affiliates or its successor.

         (h) "Covered  Employee" means the chief executive  officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (i)  "Director" means a member of the Board.

         (j) "Disability" means total and permanent disability as defined in Section+22(e)(3) of the Code.

         (k) "Disinterested Person" means a Director: (i)+who was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule+16b-3(c)(2)(i); or (ii)+who is otherwise considered to be a "disinterested person" in accordance with Rule+16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

         (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

                  (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (2) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section+422 of the Code and the regulations promulgated thereunder.

         (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (q) "Officer" means a person who is an officer of the Company within the meaning of Section+16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (r)      "Option" means a stock option granted pursuant to the Plan.
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         (s) "Option  Agreement" means a written  agreement  between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (t) "Optioned Stock" means the common stock of the Company subject to an Option.

         (u) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

         (v) "Outside Director" means a Director who either (i)+is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii)+is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (w) "Plan" means this SUGEN, Inc. 1992 Stock Option Plan.

         (x) "Rule+16b-3" means Rule+16b-3 of the Exchange Act or any successor to Rule+16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

                  (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (3) To amend the Plan as provided in Section 11.

                  (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons, if required and as defined by the provisions of subsection 3(d), and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting

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from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

         (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule+16b-3.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate two million seven hundred fifty thousand (2,750,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a)  Incentive   Stock  Options  may  be  granted  only  to  Employees.
Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

         (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Director:
(i)+the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii)+the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

         (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than five percent (5%) of the number of shares of the Company's common stock that was outstanding on the record date for the Company's 1995 Annual Stockholder Meeting (i.e., four hundred thirty-four thousand five hundred twenty-seven (434,527) shares) in any calendar year.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) Term. No Option shall be  exercisable  after the  expiration of ten
(10) years from the date it was granted.

         (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of each Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted if the person to whom the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock, as described in subsection 5(c).

         (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i)+in cash at the time the option is exercised, or (ii)+at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A)+by delivery to the Company of other common stock of the Company, (B)+according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1)+to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2)+to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i)+the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii)+as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the

Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (generally not to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         (i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall exercise its repurchase option to the extent permitted by applicable law.

         (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.       COVENANTS OF THE COMPANY.

         (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.       MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         (c) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

         (d) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

         (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (f) If an Option is canceled, or deemed to be canceled, for purposes of
Section 162(m) of the Code and the regulations promulgated thereunder, then the number of shares subject to the canceled Option shall continue to count towards the maximum number of shares which may be granted to any person pursuant to subsection 5(b) of the Plan. The provisions of this subsection 9(f) shall be applicable only to the extent required by Section 162(m) of the Code.

10.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

         (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged; (4) a transaction or group of related transactions involving the sale of all or substantially all of the Company's assets; (5) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any subsidiary of the Company) of the beneficial ownership, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power in the election of directors; or (6) a change in the composition of the Company's Board of Directors such that, during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, together with individuals who are Approved New Directors (as defined below), cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board are entitled to vote; then, to the extent not prohibited by law, the time during which Options outstanding under the Plan may be exercised shall be accelerated prior to such event, and the Options terminated if not exercised at or prior to such event. For purposes of this subsection 10(b), an Approved New Director shall be a Board member whose election, or the nomination for election by the Company's stockholders, was approved by a vote of a majority of the votes entitled to be cast by the directors then still in office who were directors at the beginning of the period.

11.      AMENDMENT OF THE PLAN AND OPTIONS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (1) Increase the number of shares reserved for Options under the Plan;

                  (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the
Code); or

                  (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 27, 2002 which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Options granted to acquire shares of the Company's common stock under the Plan shall be exercised unless and until the issuance of such shares under the Plan has been approved by the stockholders of the Company.